Exhibit 10.48

IN ACCORDANCE WITH ITEM 601(b) OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION (THE “CONFIDENTIAL INFORMATION”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. THE CONFIDENTIAL INFORMATION IS DENOTED HEREIN BY [*****].

ADDENDUM TO THE NONEXCLUSIVE VALUE ADDED DISTRIBUTOR AGREEMENT

This Addendum (the "Addendum") to the Nonexclusive Value Added Distributor Agreement (the "Agreement") by and between ScanSource Inc., a South Carolina corporation with its principal place of business at 6 Logue Court, Greenville, South Carolina, 29615 ("Distributor"), Cisco Systems, Inc., a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, CA 95134 ("Cisco") and its wholly-owned subsidiary BroadSoft, Inc., a Delaware corporation, with its principal place of business at 9737 Washingtonian Boulevard, Suite 350, Gaithersburg, MD 20878 (hereinafter "BroadSoft"), is effective as of the date of last signature below (the "Effective Date").

WHEREAS, as of January 22, 2007, Cisco and Distributor entered into the Agreement, as amended (if applicable);

WHEREAS, BroadSoft develops and markets software, hardware and related services that are used in the connection with the provision of telecommunication services, including PacketSmart hardware and PacketSmart monitoring and assessment services;

WHEREAS, Distributor desires to act as a reseller of the BroadSoft PacketSmart hardware and also to market and resell BroadSoft's PacketSmart monitoring and assessment services and BroadSoft is willing to allow Distributor to resell the PacketSmart hardware and also the PacketSmart monitoring and assessment services, subject to the terms and conditions of this Agreement.

NOW THEREFORE, for such good and valuable consideration as may have been exchanged among the parties, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the attached Exhibit A ("PacketSmart Distribution Terms and Conditions") of this Addendum, which shall be incorporated by reference into the Agreement.

1.	As of the Effective Date, BroadSoft agrees to be bound by this Addendum and all other terms of the Agreement, including any amendments thereto, related to the attached Exhibit A.

2.	For purposes of this Addendum, (a) PacketSmart Products shall be considered a "Product" or "Cisco Product" (even though PacketSmart Products are not listed on the Global Price List); and
(b) PacketSmart Services shall be considered "Services" or "Cisco Services" (even though PacketSmart Services are not listed on Cisco's Wholesale or Global Price List) as those terms are defined in Section 1.0 Definitions of the Agreement.

3.
For the purposes of this Addendum, BroadSoft and Distributor shall be bound by any and all of the provisions of the Agreement as they relate to the provision of the PacketSmart Products and PacketSmart Services. Notwithstanding the preceding sentence, the applicable corresponding sections of the PacketSmart Distribution Terms and Conditions set forth in Exhibit A shall take precedence over the following sections of the Agreement which shall not apply to the provision of the PacketSmart Products and PacketSmart Services: 4 (Orders), 6 (Payment), 7 (Price Protection), 10 (Warranty), 12 (Inventory Balance), 13 (Return of Obsolete Product), 16 (Support), 17.2, 17.3, and 17.5 (Reports and Records), 26 (Requirements for Resellers), 27.8 (Notices), Exhibit A (Territory), Exhibit B (Value Added Distributor Support Exhibit), Exhibit D (ScanSource Freight Policy), and Exhibit G (Cisco End of Life Policy).

4.
For purposes of this Addendum, Proprietary Information as defined in Section 19 (Confidentiality) of the Agreement shall also include all information on the BroadSoft Xchange (i.e., the BroadSoft Customer/Partner portal). A non-disclosure agreement with terms no less restrictive than those set forth in the Agreement must be in place before access to the BroadSoft Xchange may be granted.

5.
To the extent that there is conflict between the Agreement and this Addendum, the terms of this Addendum shall take precedence over the terms and conditions of the Agreement with regards to the subject matter described herein.

6.
Any terms not defined in this Addendum shall have the meaning stated in the Agreement. All other terms and conditions of the Agreement remain unchanged and in full force and effect. This Addendum and the Agreement comprise the complete agreement between Distributor and Broadsoft regarding subject matter described therein.

Exhibit 10.48

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be duly executed. Each party warrants and represents that its respective signatories whose signatures appear below have been and are on the date of signature duly authorized to execute this Agreement.

ScanSource, Inc.                Cisco Systems, Inc.

/s/ Tracey Boucher                /s/ Jenn Pate
Authorized Signature                Authorized Signature

Tracy Boucher                    Jenn Pate
Print Name                    Print Name

VP Supplier Services                Authorized Signatory
Title                        Title

01/03/2019                    March 25, 2019
Day/Month/Year                Day/Month/Year

BreadSoft, Inc.

/s/ Jennifer Pate
Authorized Signature

Jenn Pate
Print Name

Authorized Signatory
Title

March 25, 2019
Day/Month/Year

Exhibit A

PACKETSMART DISTRIBUTION TERMS AND CONDITIONS

1.	DEFINITIONS

The following definitions shall apply to this Addendum:

(a)
"Customer(s)" of Distributor shall include dealers, resellers, value added resellers, direct resellers and other entities that acquire the PacketSmart Products and/or PacketSmart Services from Distributor.

(b)	"DOA" shall mean a PacketSmart Product, or any portion thereof, which fails to operate properly on initial installation, or use.

(c)
"Documentation" means written materials prepared by BroadSoft that contain information intended for an End User for the purpose of explaining the operation of the PacketSmart Products and PacketSmart Services, including installation requirements, user manuals product and service descriptions, guidelines and/or other items of concern to such user, whether in print, electronic or web-based format.

(d)	"End User" means the final purchasers or licensees that have acquired the PacketSmart Product(s) and/or a PacketSmart Service(s) for their own use and not for resale, remarketing or redistribution.

(e)
"Non-Saleable Products" shall mean any PacketSmart Product that has been returned to Distributor by Customers or End Users for which any components of the original package are missing or damaged or is otherwise not fit for resale and such condition was not caused by such Customer or End User.

(f)
"PacketSmart Products" means the hardware listed on BroadSoft's then current published PacketSmart Distributor Price Book. This includes the software installed on or bundled with such PacketSmart Products.

(g)	"PacketSmart Services" means the monitoring services and assessment services offered by BroadSoft that are listed on BroadSoft's then current published PacketSmart Distributor Price Book.

(h)	"PacketSmart Territory" shall mean the countries listed in Attachment A, which is attached hereto and incorporated herein.

(i)	"Return Credit" shall mean a credit to Distributor in an amount equal to the price paid by Distributor for a PacketSmart Product that is returned to BroadSoft pursuant to the terms of this Addendum.

(j)	"Routing Guide" shall mean Distributor's inbound transportation routing instructions and guidelines which includes, among things, carrier, mode of transport, and product marketing requirements.

2.	APPOINTMENT OF DISTRIBUTOR

2.1
Appointment. BroadSoft hereby appoints Distributor as a nonexclusive distributor for the sale of the PacketSmart Products, and the PacketSmart Services in the PacketSmart Territory. Distributor will purchase from BroadSoft the PacketSmart Products for resale in accordance with the terms and conditions of this Addendum. The sale of the PacketSmart Products and the PacketSmart Services may be made to Customers and End Users in the PacketSmart Territory. The sale of the PacketSmart Services shall be done in conjunction with either the sale of the PacketSmart Products or a third party product on which PacketSmart software has been embedded. Distributor has the right to order, possess and distribute the PacketSmart Products to Customers and to provide the PacketSmart Products to Customers for use as demonstration units. BroadSoft and Distributor acknowledge and agree that any license to use the PacketSmart Product is solely between BroadSoft and the End User and is governed by the terms of BroadSoft's standard use license available at BroadSoft's PacketSmart web portal. An Affiliate of Distributor may also distribute the PacketSmart Products and the PacketSmart Services, provided that such Affiliate enters into an Amendment to the Agreement prior to distributing the PacketSmart Products and the PacketSmart Services.

2.2
Non-Exclusive. This Addendum does not prevent BroadSoft from appointing other distributors and resellers of the PacketSmart Products and the PacketSmart Services and does not prevent BroadSoft from marketing and selling the PacketSmart Products and the PacketSmart Services.

3.	DISTRIBUTOR'S OBLIGATIONS

3.1
Promotion of PacketSmart Products and PacketSmart Services. Distributor will use commercially reasonable efforts to promote the distribution and sale of the PacketSmart Products and PacketSmart Services in the PacketSmart Territory, including advertising and participation at appropriate trade shows. All promotional and advertising material for the PacketSmart Products and PacketSmart Services, unless supplied by BroadSoft, must be approved in writing by BroadSoft prior to its use, which approval shall not be unreasonably withheld. Distributor shall assign all right, title and interest in the copyrights to such advertising material to BroadSoft.

3.2	Facilities. Distributor will maintain adequate facilities and personnel to perform its obligation under this Addendum.

3.3
Compliance. Distributor shall comply with all applicable laws, rules and regulations governing Distributor's resale of the PacketSmart Products and the PacketSmart Services, including the U.S. Export Administration Regulations, as well as end user and destination restrictions issued by the U.S. and other governments. In particular, Distributor agrees not to distribute or supply the PacketSmart Products or PacketSmart Services to any person or entity if Distributor has reason to believe that such person or entity intends to (a) export, re-export or otherwise transfer the same to, or use the same in any country for which an export license has not yet been obtained or (b) transfer the PacketSmart Products to any person or entity that is on the U.S. Department of Commerce's Denied Persons List. Upon BroadSoft's reasonable request, Distributor agrees to provide BroadSoft with written assurance certifying its compliance with the United States Department of Commerce's "Table of Denial Orders" regulations.

3.4	Sales Force. Distributor shall maintain a trained sales organization to sell the PacketSmart Products and PacketSmart Services.

3.5
Activation of PacketSmart Services. Distributor is responsible for activating the PacketSmart Services for the Customers and End Users to whom Distributor sells such PacketSmart Services. Such activation will be done through the following website: https://packetsmart.broadsoft.com. BroadSoft will provide Distributor with written instructions concerning the activation of End Users.

3.6
Modification of PacketSmart Products and PacketSmart Services. Distributor has no right hereunder to modify, reverse engineer, reverse compile or reverse assemble any PacketSmart Product or PacketSmart Service except as expressly permitted by applicable law or this Addendum.

4.	BROADSOFT'S OBLIGATIONS

4.1	Support. BroadSoft is responsible for providing support and maintenance for the PacketSmart Products and PacketSmart Services to End Users

4.2
PacketSmart Product and PacketSmart Service Changes. BroadSoft shall give Distributor [*****] days-notice, or at least as much notice as is given to any other similar purchaser, of any changes in packaging, documentation or major version changes with the PacketSmart Products and PacketSmart Services, as applicable.

4.3
PacketSmart Product Set Up, Descriptions and Technical Support Requirements. BroadSoft shall provide Distributor with the materials set forth on Attachment B hereto. Distributor may, from time to time, change the requirements set forth in Attachment B, and BroadSoft in its discretion may continue to provide such new materials. BroadSoft shall be solely responsible for the factual accuracy and completeness of any information or materials provided to Distributor. Distributor reserves the right to delay set up in Distributor's systems of any PacketSmart Product for which this information is not provided.

4.4
New PacketSmart Products. BroadSoft agrees to provide Distributor with the material described in Section 4.3 and Attachment B hereof for all updates and revisions of each PacketSmart Product and for each new PacketSmart Product made available for distribution by BroadSoft during the term of this Addendum, and shall provide Distributor with [*****] days prior notice or at least as much notice given to any other similar purchaser of any such update, revision or new PacketSmart Product.

4.5
Product Changes. BroadSoft shall give Distributor [*****] days-notice or at least as much notice as is given to any other similar purchaser for any changes in PacketSmart Product packaging, documentation or major version changes.

5.	FORECASTS AND PURCHASE ORDERS

5.1	[*****]

5.2	Issuance and Acceptance of Purchase Order.

(a)	This Addendum shall not obligate Distributor to purchase any PacketSmart Products or PacketSmart Services except as specifically set forth in a written purchase order.

(b)
Distributor shall issue to BroadSoft purchase orders identifying the PacketSmart Products and PacketSmart Services that Distributor desires to purchase from BroadSoft. The terms and conditions of this Addendum shall govern all purchase orders. The preprinted terms on Distributor's purchase order, BroadSoft's acknowledgement form, and any other ordering document or communication from either party shall be inapplicable to any order submitted by Distributor, unless such terms and conditions are mutually agreed to in writing by Distributor and BroadSoft. Purchase orders will be placed by Distributor electronically to orders@broadsoft.com or via fax to 1-240-404-7299 or 1-240-404-0498; (the second number should only be used if there is an issue with the first listed number.) Distributor shall electronically attach the then current Routing Guide to any purchase order transmission. BroadSoft agrees to comply with the stated instructions set forth in the Routing Guide.

(c)
All purchase orders are subject to acceptance by BroadSoft. A purchase order shall be deemed accepted by BroadSoft unless BroadSoft notifies Distributor in writing within [*****] days of the date of BroadSoft's receipt of the purchase order that BroadSoft does not accept the purchase order.

5.3
Purchase Order Alterations or Cancellations. At any time prior to the shipment date of the PacketSmart Products, BroadSoft shall accept alterations to a purchase order in order to: (i) change a location for delivery of a PacketSmart Product, (ii) modify the quantity or type of PacketSmart Products to be delivered, provided that the revised purchase order is provided to BroadSoft at least [*****] days prior to the originally scheduled delivery date for such PacketSmart Products, or (iii) correct typographical or clerical errors. Up to [*****] days prior to the shipment date of the PacketSmart Products, Distributor may cancel a purchase order for PacketSmart Products without charge or penalty by providing written notice of such cancellation to BroadSoft.

5.4
Evaluation or Demonstration Products. BroadSoft shall provide to Distributor an agreed upon number of demonstration or evaluation PacketSmart Products [*****] for use by Distributor in the PacketSmart Territory.

5.5
Purchase Order for PacketSmart Services. Prior to Distributor ordering PacketSmart Services, Distributor shall submit a purchase order to BroadSoft in the amount of [*****] against which BroadSoft shall submit invoices for PacketSmart Services. Whenever the balance remaining on this purchase order falls below [*****], Distributor shall reissue the purchase order in the amount of [*****].

6.	DELIVERY AND ACCEPTANCE OF PACKETSMART PRODUCTS

6.1
Acceptance of PacketSmart Products. Distributor shall have [*****] days to inspect each shipment of PacketSmart Products to determine if such PacketSmart Products and all necessary documentation delivered to Distributor are in accordance with the purchase order ("Acceptance Date"). Any PacketSmart Products not ordered may be returned to BroadSoft at BroadSoft's expense (including without limitation reasonable costs of shipment or storage). BroadSoft shall refund to Distributor within [*****] following notice thereof all monies paid in respect to such rejected PacketSmart Products. Distributor shall not be required to accept partial shipment unless Distributor agrees prior to shipment.

6.2
Title and Risk of Loss. The PacketSmart Products shall be delivered [*****]. BroadSoft and Distributor agree that no title or ownership of the proprietary rights to any software is transferred by virtue of this Agreement notwithstanding the use of terms such as "purchase", "sale" or the like within this Agreement. BroadSoft retains all ownership rights and title to any software within the PacketSmart Products.

6.3
Delivery of PacketSmart Products. Unless otherwise agreed, BroadSoft shall deliver the PacketSmart Products listed in a purchase order to Distributor's carrier set forth in the Routing Guide within [*****] after BroadSoft's receipt of such purchase order, provided that (i) the purchase order is in compliance with the terms and conditions of this Agreement, and (ii) the number of PacketSmart Products being ordered is covered by the forecast submitted by Distributor. BroadSoft shall deliver the PacketSmart Products to Distributor's carrier with serial number, product description and machine readable bar code (employing UPC or other industry standard bar code) clearly marked on the PacketSmart Product package. Distributor shall designate the common carrier set forth in the Routing Guide and all charges for transportation of the PacketSmart Products shall be paid by Distributor. BroadSoft shall deliver the PacketSmart Products to Distributor's carrier with serial number, product description and machine-readable bar code (employing UPC or other industry standard bar code) clearly marked on the PacketSmart Product package. BroadSoft shall use commercially reasonable efforts to deliver PacketSmart Products by the delivery date set forth in the applicable purchase order or as otherwise agreed upon by the Parties.

7.	PACKETSMART PRODUCT RETURNS

7.1	[*****]

7.2
Dead on Arrival (DOA) PacketSmart Products. Distributor shall have the right to return to BroadSoft for Return Credit any DOA PacketSmart Product that is returned to Distributor within [*****] after the initial delivery date to the End User. BroadSoft shall bear all costs of shipping and risk of loss of DOA PacketSmart Products to BroadSoft's location and back to Distributor or the End User as may be specified by Distributor.

7.3
Discontinued PacketSmart Products. Distributor shall have the right to return for credit all PacketSmart Products that BroadSoft discontinues; provided Distributor returns such PacketSmart Products within [*****] after Distributor receives written notice from BroadSoft that such PacketSmart Products are discontinued. BroadSoft shall bear all costs of shipping and risk of loss of discontinued PacketSmart Products to BroadSoft's location.

7.4
Non-Saleable PacketSmart Products. Distributor shall have the right to return to BroadSoft for Return Credit Non-Saleable PacketSmart Products. Distributor shall bear all costs of shipping and risk of loss of Non-Saleable PacketSmart Products to BroadSoft's location. Distributor shall return such Non Saleable PacketSmart Products to BroadSoft within [*****] of the return of such Non-Saleable PacketSmart Products to Distributor by a Customer or End User.

7.5
Condition Precedent to Returns. As a condition precedent to returning PacketSmart Products, Distributor shall request and BroadSoft shall issue a Return Material Authorization Number (RMA), provided, however, that in the event such RMA is not issued by BroadSoft [*****] of the request, Distributor shall have the right to return any units of the PacketSmart Products to BroadSoft without an RMA, and BroadSoft shall be obligated to accept such return.

8.	INVOICING AND PAYMENT

8.1
Invoices for PacketSmart Products. BroadSoft shall invoice Distributor for the PacketSmart Products ordered, following the delivery of the PacketSmart Products. Each invoice shall contain (i) BroadSoft's name and invoice date, (ii) a reference to the purchase order or other authorizing document, (iii) separate descriptions, unit prices and quantities of the PacketSmart Products being invoiced, (iv) credits (if applicable), (v) shipping charges (if applicable) (vi) name (where applicable), title, phone number and complete mailing address as to where payment is to be sent, and (vii) other substantiating documentation or information as may reasonably be required by Distributor from time to time. Notwithstanding any pre-printed terms or conditions on BroadSoft's invoices, the terms and conditions of this Addendum shall apply to and govern all invoices issued by BroadSoft hereunder, except that invoices may include other terms and conditions which are consistent with the terms and conditions of this Addendum or which are mutually agreed to in writing by Distributor and BroadSoft.

8.2
Invoices for PacketSmart Services. BroadSoft shall within [*****] after the end of each month submit a report to Distributor indicating the PacketSmart Services sold to Customers and End Users in the prior month, which PacketSmart Services were activated by Distributor. Such report shall be submitted to Distributor via email. Distributor shall have [*****] after receipt of the report to dispute any item set forth on the report. Such dispute shall be submitted in writing via email by Distributor to BroadSoft. Failure by Distributor to dispute any item set forth on a report shall be deemed acceptance of the information set forth. If Distributor disputes an item on a report, the Parties shall work together to resolve such dispute. BroadSoft shall submit an invoice for all undisputed PacketSmart Services at the end of the [*****] period. Any disputed PacketSmart Services shall be invoiced after such dispute is resolved.

8.3
Charges, Prices and Fees for PacketSmart Products and PacketSmart Services. Charges, prices, quantities and discounts, if any, for PacketSmart Products and PacketSmart Services shall be determined as set forth in the then current PacketSmart Distribution Price Book, or as otherwise mutually agreed upon by the Parties in writing, and may be confirmed at the time of order. Distributor shall not be bound by any of BroadSoft's suggested resale prices.

8.4
Reports from BroadSoft. BroadSoft shall, if requested, render monthly reports to Distributor setting forth for PacketSmart Products and PacketSmart Services, the dollars invoiced for each, and total dollars invoiced to Distributor for the month, and such other information as Distributor may reasonably request.

8.5
Payment. Except as otherwise set forth in this Addendum, any undisputed sum due to BroadSoft pursuant to this Addendum shall be payable as follows: net [*****] date. BroadSoft shall invoice Distributor no earlier than the applicable shipping or delivery date of the PacketSmart Products. BroadSoft may submit each invoice to Distributor electronically and Distributor shall provide BroadSoft with an email address to which the invoice may be sent. PacketSmart Products, which are shipped from outside the United States, shall not be invoiced to Distributor prior to the PacketSmart Products being placed on a common carrier within the United States for final delivery to Distributor. The due date for payment shall be extended during any time the Parties have a bona fide dispute concerning such payment.

8.6
No Conflicting Terms. Notwithstanding any pre-printed terms or conditions on BroadSoft's invoices, the terms and conditions of this Addendum shall apply to and govern all invoices issued by BroadSoft hereunder, except that invoices may include other terms and conditions which are consistent with the terms and conditions of this Addendum, or which are mutually agreed to in writing by Distributor and BroadSoft.

8.7
Interest. BroadSoft may charge Distributor interest on any invoice that is not timely paid and which is not in good faith dispute at the rate of [*****]. BroadSoft may not charge interest to Distributor until after providing Distributor with [*****] days' written notice that the invoice is past due. BroadSoft must notify Distributor in writing of its intent to collect such interest within [*****] days of the receipt of the late payment. Such notice shall include sufficient information for Distributor to validate a payment was late and confirm the amount of interest due. If such notice is not given to Distributor, BroadSoft waives the right to collect any interest due on such late payment.

8.8
Taxes The purchase price does not include any federal state or local taxes, or sales, use excise, ad valorem, value-add, withholding or other taxes or duties that may be applicable to the purchase of the PacketSmart Products and PacketSmart Services. When BroadSoft has the legal obligation to collect such taxes, the appropriate amount shall be added to Distributor's invoice and paid by Distributor, unless Distributor provides BroadSoft with a valid tax exemption certificate prior to issuance of a purchase order. Such certificate must be in a form authorized by the appropriate taxing authority.

8.9
Price Increases. BroadSoft shall have the right to increase prices from time to time upon written notice to Distributor not less than [*****] prior to the effective date of such increase. All orders placed prior to the effective date of the increase for shipment of a PacketSmart Product within [*****] after the effective date, shall be invoiced by BroadSoft at the price in effect at the time of order.

9.	WARRANTIES AND INDEMNITIES OTHER OBLIGATIONS

9.1
Warranty. BroadSoft hereby represents and warrants that BroadSoft has all right, title, ownership interest and marketing rights necessary to provide the PacketSmart Products and PacketSmart Services to Distributor. BroadSoft further represents and warrants that it has not entered into any agreements or commitments which are inconsistent with or in conflict with the rights granted to Distributor in this Agreement; the PacketSmart Products are new and when provided to Distributor and are free and clear of all liens and encumbrances; the PacketSmart Products have been listed with Underwriters' Laboratories or other nationally recognized testing laboratory whenever such listing is required; if applicable, the PacketSmart Products meet all FCC requirements; the PacketSmart Products do and will conform to all codes, laws or regulations; and the PacketSmart Products conform in all respects to the PacketSmart Product warranties. BroadSoft agrees that Distributor shall be entitled to pass through to End Users all PacketSmart Product warranties granted by BroadSoft. Distributor shall have no authority to alter or extend any of the warranties of BroadSoft expressly contained or referred to in this Agreement without prior approval of BroadSoft. EXCEPT AS SET FORTH HEREIN OR IN THE END USER WARRANTIES ENCLOSED IN THE PACKETSMART PRODUCT PACKAGING, BROADSOFT DISCLAIMS ALL WARRANTIES WITH REGARD TO THE PACKETSMART PRODUCTS, INCLUDING WITHOUT LIMITATION, NON-INFRINGEMENT, AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THIS SECTION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS AGREEMENT.

9.2
Intellectual Property Representations and Warranties. BroadSoft hereby represents and warrants to Distributor that BroadSoft is the sole and exclusive owner or valid licensee, and/or authorized user of all right, title and interest in and to the PacketSmart Products and PacketSmart Services provided by BroadSoft hereunder.

9.3 Additional Indemnification Obligations. [*****].

10.	OTHER OBLIGATIONS OF THE PARTIES

Distributor Reports. [*****] BroadSoft agrees that any such information provided by Distributor shall be received and held by BroadSoft in strict confidence and shall be used solely for sell through or compensation reporting information and shall not be used for purposes related to BroadSoft's sales activities.

11.	TERMINATION OR EXPIRATION

11.1
Term of Addendum. The term of this Addendum shall commence on the Effective Date and, unless terminated by either Party as set forth in this Addendum, shall remain in full force and effect for a term that is coterminous with the Agreement. The Addendum may be renewed under the terms of Section

18.0 of the Agreement.

11.2	Termination. In addition to the termination provisions set forth in the Agreement, this Addendum shall immediately terminate should the Agreement be terminated or expire and not renewed.

11.3
Survival of Terms. Termination or expiration of this Agreement for any reason shall not release either Party from any liabilities or obligations set forth in this Agreement which (i) the Parties have expressly agreed shall survive any such termination or expiration, or (ii) remain to be performed or by their nature would be intended to be applicable following any such termination or expiration. The termination or expiration of this Agreement shall not affect any of BroadSoft's warranties, indemnification or obligations relating to returns, or any other matters set forth in this Agreement that should survive termination or expiration in order to carry out their intended purpose, all of which shall survive the termination or expiration of this Agreement.

12.	MISCELLANEOUS

12.1	Binding Nature. This Addendum shall be binding on the Parties and their respective successors and assigns.

12.2
Media Releases. Except for any announcement intended solely for internal distribution, any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of either Party, and except for catalogs, advertising and marketing materials customarily used by Distributor in the normal course of business, all media releases, public announcements or public disclosures relating to this Addendum or its subject matter, or including the name of either Party, must be approved in writing (within 48 hours of submission) by the other Party prior to the release thereof, which approval shall not be unreasonably withheld.

12.3
Dispute Resolution. In the event of any disagreement regarding performance under or interpretation of this Addendum, prior to the commencement of any formal proceedings, the Parties shall continue performance as set forth in this Addendum and shall attempt in good faith to reach a negotiated resolution by designating an officer or authorized representative of the Party to resolve the dispute.

12.4
Notices. Wherever one Party is required or permitted to give notice to the other pursuant to this Addendum, such notice shall be deemed given when delivered in hand, or when delivered by FedEx, UPS or similar overnight service, or five (5) days after mailing by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

In the case of BroadSoft:
BroadSoft, Inc.
9737 Washingtonian Boulevard, Suite 350
Gaithersburg, MD 20877 Attn: Legal Department

In the case of Distributor:
ScanSource, Inc.
6 Logue Court
Greenville, SC 29615
Attn: CEO with a copy to the General Counsel

Either party may from time to time change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective.

12.5
Remedies. All remedies set forth in this Addendum shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise, and may be enforced concurrently or from time to time.

Attachment A to EXHIBIT A
PacketSmart Territory

Distributor is permitted to resell the PacketSmart Products and PacketSmart Services the United States (excluding its territories), Canada, and Mexico.

Attachment B to EXHIBIT A
PRODUCT INFORMATION SUPPORT REQUIREMENTS

1.A new Product Set Up Form must be fully completed for each PacketSmart Product and PacketSmart Service, update, version change or new PacketSmart Product and PacketSmart Service introduced by BroadSoft, which BroadSoft wishes Distributor to distribute. The Product Set Up Form shall be provided to BroadSoft by Distributor.

2.Spec Sheets, Original Data Sheets and additional BroadSoft-provided reference materials must be completely legible. Materials which are not completely legible will be returned to BroadSoft and will not be used.

3.	For each PacketSmart Product and PacketSmart Service distributed by Distributor, BroadSoft is required to provide the following:

3.1	Spec and Data Sheets:

(a)	Three (3) original Spec or Data Sheets for the PacketSmart Product or PacketSmart Service

(b)	If BroadSoft is new to Distributor, BroadSoft must send five (5) PacketSmart Product family, or company product offering, brochures

(c)	If a Spec Sheet refers to multiple PacketSmart Products or PacketSmart Services, all relevant Distributor part numbers must be listed on such Spec or Data Sheet.

3.2	Logos and Photos:

(a)	Two BroadSoft logos scanned at 2400 dpi resolution into EPS or TIFF files. One of the EPS or TIFF files must contain a black-and-white logo and one of the EPS or TIFF files must contain a color logo.

(b)
One (1) approximately 2" x 3" digitized color image of each product in high resolution CMYK TIFF format ready for output up to 2400 dpi. (Other formats such as native PhotoShop, EPS, etc. are also acceptable.) Digitized images are preferred, but if they are not available please send: One (1) color photograph of each product (in 35-mm slide, 2 1/4-inch or 4 X 5-inch transparency format). All photos must be marked with Distributor SKU number. Distributor SKU number must also be affixed to the back side of product photos.

4.SOFTWARE AND PACKETSMART PRODUCT FOR EVALUATION TESTING. For all PacketSmart Products which Distributor has not previously distributed, including, but not limited to, new models or software updates which differ significantly from previous releases, BroadSoft shall provide fully functional "Not-For-Resale" ("NFR") software or hardware units of the PacketSmart Product(s) for a ninety
(90) day evaluation testing by Distributor's Technical Support department. After the 90 day evaluation period, the evaluation PacketSmart Products will be returned to BroadSoft upon request.

5.PACKETSMART PRODUCT PHYSICAL INFORMATION . BroadSoft agrees to provide Distributor with the per-unit weight of each PacketSmart Product (such weight to include packaging) to be distributed by Distributor, and the cube dimension of each unit of PacketSmart Product, each master carton for each PacketSmart Product (if any}, and each pallet.